UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Taubman Centers, Inc.
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On May 17, 2017, Land and Buildings Investment Management, LLC, filed a complaint (the “Complaint”) in the United States District Court for the Eastern District of Michigan against Taubman Centers, Inc. (the “Company” or “TCO”), and certain members of the Taubman family and several entities related to them (the “Taubman family”). The Complaint alleges, inter alia, that the Taubman family’s stock ownership and voting power in TCO breaches certain provisions of TCO’s Amended and Restated Articles of Incorporation (the “Charter”) and that the definitive proxy statement on Schedule 14A filed by TCO with the Securities and Exchange Commission on April 20, 2017 (the “Proxy Statement”), and associated solicitation material, violate Section 14(a) of the Securities Exchange Act of 1934, as amended, by failing to disclose the alleged Charter breach. Plaintiff seeks declaratory and injunctive relief. The Complaint is attached as Exhibit A hereto.
The Company believes that the allegations in the Complaint are entirely without merit and intends to defend against them vigorously.
*    *    *    *
FORWARD-LOOKING STATEMENTS
This document may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Forward-looking statements can be identified by words such as “will”, “may”, “could”, “expect”, “anticipate”, “believes”, “intends”, “should”, “plans”, “estimates”, “approximate”, “guidance” and similar expressions in this document that predict or indicate future events and trends and that do not report historical matters. The forward-looking statements included in this document are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks, uncertainties and other factors. Such factors include, but are not limited to: changes in market rental rates; unscheduled closings or bankruptcies of tenants; relationships with anchor tenants; trends in the retail industry; the liquidity of real estate investments; the company’s ability to comply with debt covenants; the availability and terms of financings; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in value of investments in foreign entities; the ability to hedge interest rate and currency risk; risks related to acquiring, developing, expanding, leasing and managing properties; changes in value of investments in foreign entities; risks related to joint venture properties; insurance costs and coverage; security breaches that could impact the company’s information technology, infrastructure or personal data; the loss of key management personnel; shareholder activism costs and related business disruptions; maintaining our status as a real estate investment trust; changes in the laws of states, localities, and foreign jurisdictions that may increase taxes on our operations; and changes in global, national, regional and/or local economic and geopolitical climates. You should review our filings with the Securities and Exchange Commission, including “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent quarterly reports, for a discussion of such risks and uncertainties.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed a definitive proxy statement and associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company (the “Annual Meeting”).  The Company, its directors, its executive officers and certain other individuals set forth in the definitive proxy statement will be deemed participants in the solicitation of proxies from shareholders in respect of the Annual Meeting.  Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016, filed with the SEC on February 23, 2017, and has been included in the definitive proxy statement filed with the SEC on April 20, 2017. Details containing the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting of Shareholders are included in the definitive proxy statement.  BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  The Company’s definitive proxy statement and a form of proxy have been mailed to shareholders of the Company. Investors and shareholders can obtain a copy of the documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov.  The Company’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents when available from the Company’s website at www.taubman.com.

Exhibit A

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF MICHIGAN

LAND AND BUILDINGS INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company,
                                            Plaintiff,
vs.
TAUBMAN CENTERS, INC., a Michigan corporation, and Relief Defendants ROBERT S. TAUBMAN, WILLIAM S. TAUBMAN,
and GAYLE TAUBMAN KALISMAN,
R&W-TRG LLC, TAUBMAN VENTURES GROUP LLC, TG PARTNERS, and TF ASSOCIATES, LLC,
Defendants.
Case No. ____________

COMPLAINT
Plaintiff Land and Buildings Investment Management, LLC (“Land & Buildings”), by and through its attorneys, for its Complaint seeking declaratory and injunctive relief against Defendant Taubman Centers, Inc. (“TCO” or the “Company”), and Relief Defendants Robert S. Taubman, William S. Taubman, Gayle Taubman Kalisman, R&W-TRG LLC, Taubman Ventures Group LLC, TG Partners, and TF Associates, LLC, alleges as follows:
INTRODUCTION
1.This dispute arises out of Defendants’ breach of TCO’s Charter as well as violations of § 14(a) of the Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §78n(a), and the rules and regulations promulgated thereunder by the Securities Exchange Commission (“SEC”). The Company’s recently filed proxy statement pursuant to Section 14(a) of the Exchange Act (the “Proxy Statement”) and associated solicitation materials in advance of the annual meeting of TCO’s shareholders to be held on June 1, 2017 (“Annual Meeting”) ignore the express terms of the Company’s Amended and Restated Articles of

Incorporation, dated March 15, 2013 (the “Charter,” attached hereto as Exhibit 1) and contain materially false and misleading statements and omissions with respect to the Taubman Family’s stock ownership and voting power. Specifically, TCO’s Proxy Statement falsely states that the Taubman Family’s ownership of certain preferred stock does not violate the ownership limitations set forth in the Charter. Contrary to the statements made in TCO’s Proxy Statement and in contravention of the 8.23 percent “Ownership Limit” contained in the Charter, the Taubman Family, which constitutes a single “Person” under the Company’s Charter, controls more than 30 percent of the value of TCO’s Capital Stock, making it virtually impossible for other TCO shareholders to effectuate change at the Company. TCO’s Proxy Statement and associated solicitation materials also contain material false and misleading statements that the Taubman Family holds and is entitled to approximately 30% of the voting power of TCO shares. The Charter, however, prohibits the Taubman Family from owning and/or voting the excess shares beyond the 8.23 percent ownership limitation set forth in the Charter, rendering such claims false. In this action, Plaintiff also brings claims to enforce the Charter and to disable the Taubman Family from owning and voting the excess shares so that TCO’s shareholders may elect new board members at the Company’s Annual Meeting, free of the Taubman Family’s domination and control.
2.TCO is a publicly traded real estate investment trust (“REIT”). One of TCO’s most important assets is its REIT status, which entitles it to preferential tax treatment under the Internal Revenue Code (the “Tax Code”). In order to preserve its status as a REIT under the Tax Code, TCO’s Charter prohibits any person from owning more than 8.23 percent of the value of TCO’s outstanding Capital Stock, which the Charter defines to include both TCO common and preferred stock (the “Ownership Limit”). In the event that an individual owns shares in excess of the Ownership Limit, those excess shares must be sold and cannot be voted at the Company’s Annual Meeting.
3.TCO has breached the Charter by failing to enforce the Ownership Limit. TCO has allowed the Taubman Family, currently consisting of siblings Robert and William Taubman (both of whom also serve on TCO’s Board of Directors (the “Board”)) and Gayle Taubman Kalisman, to breach the 8.23 percent

Ownership Limit and maintain a 30 percent ownership interest by creating an artificial share structure purporting to split the Taubman Family’s voting and economic interests in the Company. Through this structure, the Taubman Family has remained in control of the Company by claiming that the stock that gives it voting rights for nearly a third of the Company’s outstanding shares of stock is separate and distinct from the economic interests that those voting rights represent. However, as set forth below, that position simply does not withstand scrutiny.
4.More specifically, for nearly two decades, the Taubman Family has remained in control of TCO through its ownership of the Company’s Series B Non-Participating Convertible Preferred stock (“Series B Preferred Stock”) and its ownership of corresponding units (the “Operating Partnership Units”) in The Taubman Realty Group Limited Partnership Operating Partnership (“TRG” or the “Operating Partnership”), which is the entity that owns the assets from which the Company derives its value-including, among other things, 21 U.S. Operating Centers, 3 Asian Operating Centers and The Taubman Company LLC, which is a property manager and leasing agent.
5.In effect, the Taubman Family has used its ownership of the Series B Preferred Stock in an attempt to have its cake and eat it too. While effectively not counting the shares for purposes of the Ownership Limit, the Taubman Family has voted them in Board elections and other shareholder votes. Accordingly, even though TCO’s Charter permits the Taubman Family to own no more than 8.23 percent of the value of the Company’s outstanding Capital Stock, the siblings have regularly used their Series B Preferred Stock to control nearly four times that amount of the shareholder vote.
6.As recently admitted by the Company in the Company’s May 8, 2017 Annual Meeting Investor Presentation, however, in reality, the Taubman Family’s Series B Preferred Stock is “stapled” to their corresponding Operating Partnership Units. Because the preferred shares do not trade separately from the partnership units, and the Tax Code in similar situations treats stapled REIT securities as a single entity, the “value” of the Series B Preferred Stock and the related Partnership Units must be considered together, as a single unit. Accordingly, the Taubman Family should be prohibited from voting its shares in excess of 8.23 percent of the Company’s Capital Stock at the Annual Meeting.
7.TCO’s disenfranchising corporate governance structure has allowed its deeply entrenched Board members-with an average tenure (excluding one recent appointee) of sixteen years-to tune out the voices of TCO’s shareholders, and thereby resist necessary change. Under the Taubman Family-dominated Board, TCO’s performance has lagged substantially behind similar companies. In fact, during the past five years, TCO has underperformed its peers by an average of 57 percent and its EBITDA margins have underperformed those of its peers by 770 basis points. During that same period, as a result of the Board’s lack of management oversight, TCO’s capital allocation record has been poor, with four value-destroying developments resulting in an estimated $1 billion of losses.
8.Indeed, TCO’s Board has ignored virtually all suggestions offered by Plaintiff Land & Buildings, an investment firm specializing in publicly traded real estate companies and a longtime TCO analyst and shareholder, to increase shareholder value. Given that, in April 2017, Land & Buildings launched a proxy contest to replace two of the Company’s directors, including Board Chairman Robert Taubman, with independent directors focused on increasing shareholder value.
9.TCO’s treatment of the Series B Preferred Stock appears to be just another chapter in a history of improper efforts by the Taubman Family to maintain control over the Board. Among other questionable conduct set forth below, the Board has violated TCO’s Charter in the past and a federal court even went so far as to question Robert Taubman’s credibility in connection with a prior lawsuit challenging the Taubman Family’s conduct with respect to voting and control of TCO, finding that the plaintiff in that action had “demonstrated a likelihood of success on its claim that the [TCO] Board breached its fiduciary duty.” Simon Property Grp Inc v Taubman Ctrs, Inc, 261 F Supp 2d 919, 939 (ED Mich, 2003).
10.The current Charter violation is of critical importance, as Land & Buildings recently filed definitive proxy materials with the Securities and Exchange Commission (the “SEC”) to elect two independent individuals to the Board at TCO’s upcoming Annual Meeting. However, if TCO and its Board continue to permit the Taubman Family to breach the Ownership Limit set forth in the Company’s Charter and control more than 30 percent of the shareholder vote, Land & Buildings’ efforts to reverse TCO’s historical stock price underperformance may well be stymied, as it will need to obtain an artificially high number of votes to effect change at the Company.
11.Accordingly, Plaintiff seeks, among other things, (i) a declaration that TCO has violated its Charter by permitting the Taubman Family to own more than 8.23 percent of the value of the Company’s outstanding Capital Stock and declare the ownership greater than 8.23 percent as Excess Shares (as defined in the Company’s Charter, the “Excess Shares”), and (ii) an injunction prohibiting the Taubman Family from voting the Excess Shares (the amount in excess of the 8.23 percent Ownership Limit) at the upcoming Annual Meeting and/or disallowing any such votes cast in connection with the Annual Meeting and seating Land & Buildings’ Board nominees in the event they would have been elected absent the voting of the Excess Shares, as well as all other relief to which Plaintiff may be entitled.
JURISDICTION AND VENUE
12.This action arises under § 14(a) of the Exchange Act, 15 U.S.C. §78n(a), and the rules and regulations promulgated thereunder by the SEC.
13.This Court has subject matter jurisdiction pursuant to 28 U.S.C. § 1331 and § 27 of the Exchange Act, 15 U.S.C. § 78aa, as this action involves a federal question as well as supplemental jurisdiction pursuant to 28 U.S.C. § 1367.
14.This Court has personal jurisdiction over Defendants either because they are citizens of the state of Michigan and/or are directors or shareholders of TCO, a Michigan corporation with its principal place of business in Michigan.
15.Venue is proper in this Court pursuant to § 27 of the Exchange Act and 28 U.S.C. § 1391, because the actions giving rise to this action took place in this District.

PARTIES
16.Plaintiff Land and Buildings Investment Management, LLC is a Delaware limited liability company. Plaintiff is a registered investment advisor with its principal place of business located in Stamford, Connecticut.
17.Defendant Taubman Centers, Inc. is a Michigan corporation with its principal place of business located in Bloomfield Hills, Michigan.
18.Relief Defendant Robert S. Taubman resides in Bloomfield Hills, Michigan. He has been a member of TCO’s Board since 1992 and is the Board’s Chairman. Robert Taubman is also TCO’s President and Chief Executive Officer, positions he has held since 1990. Together with his siblings, William S. Taubman and Gayle Taubman Kalisman, he beneficially owns 30.2 percent of TCO’s outstanding Capital Stock.
19.Relief Defendant William S. Taubman resides in Bloomfield Hills, Michigan. He has been a member of TCO’s Board since 2000. William Taubman is also TCO’s Chief Operating Officer, a position he has held since 2005. Together with his siblings, Robert S. Taubman and Gayle Taubman Kalisman, he beneficially owns 30.2 percent of TCO’s outstanding Capital Stock.
20.Relief Defendant Gayle Taubman Kalisman resides in Palm Beach, Florida and serves as President of the A. Alfred Taubman Foundation, a philanthropic organization based in Bloomfield Hills, Michigan. Together with her siblings, William S. Taubman and Robert S. Taubman, she beneficially owns 30.2 percent of TCO’s outstanding Capital Stock.
21.Relief Defendant R&W-TRG LLC is a Michigan limited liability company with a registered office address in Bloomfield Hills, Michigan. This entity is owned by Robert and William Taubman and is the owner of record of certain stapled shares of Series B Preferred Stock and the corresponding Operating Partnership Units beneficially owned by the Taubman Family.
22.Relief Defendant Taubman Ventures Group LLC is a Michigan limited liability company with a registered office address in Bloomfield Hills, Michigan. Upon information and belief, this entity is owned and/or controlled by members of the Taubman Family and is the owner of record of certain stapled shares of Series B Preferred Stock and the corresponding Operating Partnership Units beneficially owned by the Taubman Family.
23.Relief Defendant TG Partners is a Delaware limited partnership with a registered office address in Bloomfield Hills, Michigan. Upon information and belief, this entity is owned and/or controlled by members of the Taubman Family and is the owner of record of certain stapled shares of Series B Preferred Stock and the corresponding Operating Partnership Units beneficially owned by the Taubman Family.
24.Relief Defendant TF Associates, LLC is a Michigan limited liability company with a registered office address in Bloomfield Hills, Michigan. Upon information and belief, this entity is owned and/or controlled by members of the Taubman Family and is the owner of record of certain stapled shares of the Series B Preferred Stock and the corresponding Operating Partnership Units beneficially owned by the Taubman Family.
25.As used herein, the “Taubman Family” means Robert S. Taubman, William S. Taubman and Gayle Taubman Kalisman, collectively, and, where appropriate, includes R&W-TRG LLC, Taubman Ventures Group LLC, TG Partners and TF Associates, LLC.
STATEMENT OF FACTS

A.	TCO and the Operating Partnership’s Structure
26.TCO is a REIT that owns, develops and manages regional shopping centers in the United States and Asia. Founded in 1950 by Alfred Taubman, patriarch of the Taubman Family, shares of TCO began trading publicly on the New York Stock Exchange in 1992.
27.The most valuable asset owned by TCO is its majority ownership interest in a partnership that in turn owns the various malls and assets that give rise to its value. According to TCO’s website, “TCO is a publicly-traded real estate investment trust whose sole asset is an approximate 71% (as of December 31, 2016) interest in the operating partnership. TCO is the sole managing partner of the operating partnership. The remaining 29% of the interests in the operating partnership (or units) are owned by others, including members of the Taubman family.” TCO further explains on its website that:

The operating partnership-TCO structure is commonly known as an umbrella partnership real estate investment trust or an “UPREIT.” In an UPREIT structure, the assets and business are held by the operating partnership, and the partnership interests are held by the public REIT and by private investors. TCO’s Series B preferred shares give the operating partnership unit holders (other than TCO) voting interests in TCO and thus in the overall UPREIT business that is proportionate to their economic ownership of the operating partnership. A Real Estate Investment Trust or REIT is a company that mainly owns, and in most cases, operates income-producing real estate such as apartments, shopping centers, offices, hotels and warehouses ... .
28.In its Annual Meeting Investor Presentation (the “Investor Presentation”) to the Company’s shareholders, filed with the SEC on May 8, 2017, TCO provided the following depiction of the economic and voting interests held by TCO and the Taubman Family in the Operating Partnership:

# Taubman Realty Group (TRG)
## Current Ownership and Voting Structure

| | As of Dec. 31, 2016 | |
|---|---|---|
| Economic Ownership[1]: | 70.7% | 29.3% |
| Voting Interest[2]: | 70.7% | 29.3% |

Publicly Traded Entity
Taubman Centers, Inc.
Public REIT (NYSE : TCO)
Unit Holders (includes Taubman family)
The Taubman Realty Group Limited Partnership (TRG)
Operating Partnership
21 U.S. Operating Centers
3 Asian Operating Centers
The Taubman Company LLC (Property Manager & Leasing Agent)

What are the Series B Preferred Shares?

- The Series B preferred shares are a class of voting shares that give the Taubman Family and Other Unit-Holders (outside the TCO entity) the ability to vote commensurate with their economic interest in the partnership and ensure "one share, one unit, one vote"

When and why were the Series B Preferred Shares Created?

- They were created in 1998 as a result of a restructuring of the operating partnership to allow the operating partnership's unit holders voting interests commensurate with their economic interest, in exchange for the governance rights they were forfeiting in the operating partnership as part of the 1998 restructuring

(1) TCO's [illegible] interest in the Operating Partnership. The remaining [illegible]% interest in the Operating Partnership is held by members of the Taubman family and other unit holders.

(2) Members of the Taubman family and other unit holders of the Operating Partnership have voting rights [illegible] with their economic interest in the Operating Partnership through the ownership of [illegible] Series B Preferred Shares

Thus, as depicted above, TCO and unit holders of the Operating Partnership Units, principally the Taubman Family, collectively own 100 percent of the Operating Partnership.
29.The unit holders of the Operating Partnership Units were granted in 1998, six years after the Company’s Initial Public Offering, Series B Preferred Stock to provide them with voting interests in the publicly held company. Moreover, as TCO explains on its website, holders of the Series B Preferred Stock are entitled to nominate up to four persons for election as directors of the TCO board, and their nominees are elected by shareholder vote at TCO’s Annual Meeting-at which the holders of Series B Preferred Stock vote alongside the Common Stock holders.
30.TCO explains the linkage between the Series B Preferred Stock and the Operating Partnership Units on its website as follows: “The operating partnership’s unit holders may purchase one share of Series B preferred stock for each operating partnership unit owned ... .” Moreover, as TCO further explains, “the preferred shares do not trade separately from the operating partnership units but are ‘stapled’ to the operating partnership units.” (Emphasis added.) Thus, although the economic and voting interests conferred by the Operating Partnership Units and Series B Preferred Stock, respectively, may be separate in form, they are stapled together and must be considered together in substance and value because the Operating Partnership Units and Series B Preferred Stock are “stapled” to one another.

B.	TCO’s Ownership Limit Provision Is Meant to Protect TCO’s REIT Status
31.Because entities that qualify under the Tax Code as REITs are entitled to preferential tax treatment by which they can avoid most entity-level federal income tax, TCO’s status as a REIT is among its most valuable assets. Accordingly, the Company is organized and conducts its operations to qualify as a REIT for federal income tax purposes. Therefore, the Charter’s various terms, conditions and provisions, including the Ownership Provision, must be interpreted in light of, and consistent with, this overriding purpose.

32.Under the Tax Code, among other requirements, in order for a company to qualify for REIT tax status, five or fewer individuals may not own in excess of 50 percent of the outstanding value of the company’s stock (the “5/50 Test”). 26 U.S.C. § 856(a). As such, the Charter contains an Ownership Limit which provides that “no Person (other than an Existing Holder)1 shall Beneficially Own or Constructively Own shares of Capital Stock having an aggregate value in excess of the Ownership Limit,” and defines the “Ownership Limit” as “8.23% of the value of the outstanding Capital Stock.” See Charter, Art. III § 2(d)(i)(a), pp. 35-36. The Ownership Limit is intended to ensure that no five shareholders can own in excess of 50 percent of TCO’s value. Indeed, TCO has acknowledged in its 10-K filings with the SEC that that its ownership limitations were imposed to ensure compliance with REIT concentration limitations in order to preserve its status as a REIT. See, e.g., Taubman Centers, Inc., Annual Report (Form 10-K), at 19 (Feb. 24, 2015).
33.The Ownership Limit applies to all “Person[s],” which the Charter defines to mean, among other things, “an individual.” See Charter at p.35. TCO’s Charter incorporates the Tax Code’s definition of certain terms, including that of an “individual.” Specifically, the Charter’s definition of “Look Through Entity” incorporates “the rules for determining stock ownership, as set forth in Section 544(a) of the [Tax] Code.” See id. at p.34. Pursuant to the Charter, Look Through Entities may not be exempted from the Ownership Limit where, pursuant to Section 544(a) of the Tax Code, an “‘individual’ would own ... more than the then-applicable Ownership Limit.” See id. (emphasis added).
34.Section 544(a)(2) of the Tax Code provides, in pertinent part, that “[a]n individual shall be considered as owning the stock owned, directly or indirectly, by or for his family ... [which] includes [ ] his brothers and sisters.” 26 U.S.C. § 544(a)(2). Thus, for purposes of compliance with the Ownership Limit, the Taubman Family, consisting of three siblings, is considered a single person who owns all the stock beneficially or constructively owned by all three members of the family.

1 The Taubman Family is not an “Existing Holder,” as defined by the Charter. See Charter at p.33.

C.	TCO’s Ownership and Voting Structure
35.The Charter defines “Capital Stock” as “the Common Stock and the Preferred Stock, including shares of Common Stock and Preferred Stock that have become Excess Stock.” See Charter at p.32. Thus, in determining whether the Taubman Family owns in excess of 8.23 percent of the value of TCO’s outstanding Capital Stock, as prohibited by the Ownership Limit, the Taubman Family’s ownership of two types of voting stock must be considered: (i) Common Stock; and (ii) Series B Preferred Stock.
36.As set forth above, TCO’s Common Stock, which is publicly held by TCO’s shareholders, comprises 70.7 of the Company’s outstanding Capital Stock. TCO’s Series B Preferred Stock, which is held by the Taubman Family and other holders of Operating Partnership Units, comprises the remaining 29.3 percent of the Company’s outstanding Capital Stock.
37.The Series B Preferred Stock, which in 1998 was transferred to the Taubman Family and other holders of Operating Partnership Units based on the number of units owned by each holder, confer the holders of the Operating Partnership Units with a voting interest in the Company that is “commensurate with their economic interest in the [Operating Partnership]” and therefore, according to TCO, “ensure[s] ‘one share, one unit, one vote.’”

D.	The Operating Partnership Units and Shares of Series B Preferred Stock are “Stapled” And Therefore Are a Single Entity Whose Value is Equivalent For Purposes of the Ownership Limit.
38.The value of the Operating Partnership Units and the Series B Preferred Stock must be considered a single interest (which together comprise the value of the outstanding Preferred Stock) for purposes of the Ownership Limit because, as TCO admits, the Operating Partnership Units and Series B Preferred Stock are “stapled” to one another. Thus, the Operating Partnership Units and Series B Preferred Stock are not independent of each other. Significantly, stapled REIT securities can be considered a single entity under the Tax Code, and the IRS has viewed stapled REIT securities with skepticism given concerns about their improper use to avoid tax.
39.Indeed, as TCO acknowledges on its website, shares of Series B Preferred Stock are “stapled” to Operating Units, and thus “do not trade separately” from one another. According to TCO, this “ensures that the operating partnership unit holders can only own preferred stock commensurate with their economic ownership of the operating partnership.”
40.In practice, the Operating Partnership Units and the Series B Preferred Stock have, in fact, traded together. For example, as disclosed by Robert Taubman in a Schedule 13D filed with the SEC on January 18, 2000, he acquired an identical number of stapled Operating Partnership Units and Series B Stock when Relief Defendant R&W-TRG LLC-in which Robert Taubman was and currently is a member-made a purchase of “of 547,945 TRG Units and 547,945 shares of Series B Non-Participating Convertible Preferred Stock for a price of $7,500,000.00.” Taubman Centers, Inc., Schedule 13D, at 5 (Jan. 18, 2000).
41.Moreover, TCO states on its website that the Operating Partnership Units are convertible to Common Stock and, upon conversion, the holder of the Operating Partnership Unit is “required to tender an equal number of Series B Preferred Shares.” That both the Operating Partnership Units and Series B Preferred Stock are convertible to Common Stock-and must be converted together-further demonstrates that the Operating Partnership Units and the Series B Preferred Stock constitute a single interest.
42.In light of the foregoing, TCO’s previous assertion that the Series B Preferred Stock is not a significant consideration in determining the value of the Taubman Family’s ownership interest in TCO’s outstanding Capital Stock, purportedly based on the fact that Series B Preferred Stock convertible into Common Stock at a rate of 14,000 preferred shares to one share of Common Stock, is meritless. That argument elevates form over substance: The extreme dilution upon conversion does not change the fact that the Series B Preferred Stock and the Operating Partnership Units are presently stapled to each other, as TCO admits, and therefore are not independent securities.
43.Further, the Ownership Limit must be interpreted in a manner that serves the purpose for which it was adopted. As the very purpose of TCO’s REIT structure is to avoid most entity-level federal income taxes under the Tax Code, and TCO’s Charter imposes an 8.23 percent Ownership Limit to ensure that TCO qualifies for such REIT status under the Tax Code, treating the value of the stapled securities (the

Operating Partnership Units and the Series B Preferred Stock) separately-as TCO apparently does-would undermine the Ownership Limit as a prophylactic measure to ensure compliance with REIT law.

E.	The Taubman Family’s Holding Exceeds the Ownership Limit
44.Presently, the Taubman Family owns 2.9 percent of the value of TCO’s outstanding Common Stock (which comprises 70.7 percent of the outstanding Capital Stock) and 96.7 percent of the value of TCO’s outstanding Preferred Stock (which consists of the value of the “stapled” Operating Partnership Units and Series B Preferred Stock, and comprises 29.3 percent of TCO’s outstanding Capital Stock). This results in a total ownership interest of 30.2 percent of the value of TCO’s outstanding Capital Stock-21.97 percent in excess of the 8.23 percent Ownership Limit-in violation of the Company’s Charter.
45.TCO’s Charter provides a mechanism for addressing situations in which any individual owns shares of the Company’s Capital Stock in excess of the 8.23 percent Ownership Limit, in order to protect the Company’s valuable REIT status. All such shares are automatically converted into so-called Excess Shares (as defined in the Charter), and the Board is required to appoint a designated agent to sell those shares. While the owners of the Excess Shares are entitled to receive the net sales proceeds, any excess proceeds must be paid to one or more charities designated by the Board. See Charter, Art. III §§ (2)(d) & (e). Excess Shares are not entitled to vote at the Company’s Annual Meeting or otherwise.

F.	Defendants’ Conduct With Regard to the Series B Preferred Stock Is Part of a Pattern of Unlawful Actions and Poor Corporate Governance Aimed at Maintaining Control of the Board
46.The Charter violation described above is just the latest act of misconduct engaged in by the Taubman Family to ensure its continued domination of the Board. For example, in September 2016, the Board voted to eliminate a board seat and reduce its size to eight members, once again in violation of TCO’s Charter. See Charter, Art. III § 2(f)(i). This action was reversed only after Plaintiff publicly criticized the Board for having engaged in such a blatant Charter violation.
47.Similarly, the United States District Court for the Eastern District of Michigan found in 2003 that a plaintiff who brought suit against the Board had “demonstrated a likelihood of success on its claim that the [TCO] Board breached its fiduciary duty” when it approved a Special Meeting Amendment to TCO’s bylaws that the court determined was intended to “make it more difficult for shareholders to exercise their voting rights.” Simon Property Grp, 261 F Supp 2d at 939.
48.Moreover, in that same decision, the District Court called into question Defendant Robert Taubman’s credibility with respect to actions the Taubman Family had taken to solidify its control over TCO. Specifically, the Taubman Family entered into certain voting agreements through which the Taubman Family formed a group possessing 33.6 percent of the voting power in TCO and disclosed as much in a Schedule 13D filing with the SEC. When the court thereafter found that the voting agreements “were circumstantial evidence that the aggregation of shares was a control share acquisition” in violation of the Michigan Control Share Act, Robert Taubman dissolved the voting agreements and “declared that he and the parties no longer had any specific agreement to vote their shares in a certain way.” See id. at 943. The court questioned the credibility of Robert Taubman’s statements and agreed with the plaintiff in that action that “Mr. Taubman cannot ‘unring the bell[ ]’” on the Taubman Family’s formation of a voting group with “an intent ... to act in a cooperative manner” with respect to their shares. Id.
49.In addition, under the control of the Taubman Family, TCO recently received the worst corporate governance score among the more than 80 REITS covered by leading independent real estate research firm Green Street Advisors (“Green Street”). This may be due in part to the fact that TCO is the only REIT Green Street covers that has a staggered board of directors, even though the use of staggered boards frequently has been criticized as less accountable to shareholders than annually elected boards and more focused on protecting the interests of management than those of a company’s shareholders, as well as TCO’s dual class voting structure through which the Taubman Family exercises disproportionate control over TCO. Indeed, TCO’s Board has twice ignored overwhelming votes by the Company’s shareholders to declassify its staggered Board.

G.	Plaintiff Has Commenced a Proxy Contest to Overhaul TCO’s Board.
50.In light of Defendants’ conduct-both historically and with respect to the actions challenged herein-on April 19, 2017, Plaintiff launched a proxy contest in an effort to elect two independent and experienced candidates to TCO’s Board. With its slate of candidates, Plaintiff is seeking to replace Board

Chairman Robert Taubman and Lead Director Myron E. Ullman, III, who has close ties to the Taubman Family and was appointed to his Board position last year, despite the fact that the Company’s shareholders did not elect him.
51.In their stead, Plaintiff has asked the Company’s shareholders to elect Charles Elson and Jonathan Litt (the “Land & Buildings Nominees”) to the Board, so as to set the Company on the right course through improved corporate governance and value-maximizing investment decisions.
52.Professor Charles Elson is the Director of the John L. Weinberg Center for Corporate Governance at the University of Delaware, and is a highly regarded expert in the fields of corporations, securities regulation, and corporate governance. Professor Elson has significant public company independent directorship experience. During his tenure as the director of numerous public companies, Professor Elson has served on several nominating and corporate governance committees and has been instrumental in increasing shareholder value in those companies by implementing good corporate governance practices in the companies. Currently, in addition to serving on the boards of several public and non-profit boards, Professor. Elson serves as the Vice Chairman of the ABA Business Law Section’s Committee on Corporate Governance. Professor Elson has been included in the NACD Directorship Magazine’s list of the “100 most influential players in corporate governance” and Ethisphere’s list of the “100 Most Influential People in Business Ethics.”
53.Jonathan Litt is Land & Buildings’ founder and Chief Investment Officer, and has served as a director of a prominent corporation that owns and operates real assets throughout the northeast. With 25 years of experience in analyzing, researching and writing about and investing in Taubman Centers, regional malls and other REITs, Mr. Litt frequently has been quoted in the Wall Street Journal, as well as industry publications for his expertise. Mr. Litt has been recognized as a leading analyst since 1995, achieving prestigious Institutional Investor Magazine #1 ranking for eight years and a top five ranking throughout the period.

54.Despite the Land & Buildings Nominees’ value-generating expertise and experience, Defendants have vigorously opposed Plaintiff’s proxy contest-including by issuing statements criticizing the Land & Buildings Nominees and urging TCO’s shareholders simply to discard the proxy cards Plaintiff has distributed-in a misguided attempt to entrench themselves at the expense of the Company’s shareholders.

H.	TCO’s Proxy Statement and Solicitation Materials Contain Materially False and Misleading Statements and Omissions As To The Taubman Family’s Stock Ownership and Voting Power
55.In connection with the upcoming Annual Meeting, the Company filed its Proxy Statement with the SEC on April 20, 2017. While acknowledging the Ownership Limit, the Proxy Statement states that “The Series B Preferred Stock is convertible into shares of common stock at a ratio of 14,000 shares of Series B Preferred Stock to one share of common stock, and therefore one share of Series B Preferred Stock has a value of 1/14,000ths of the value of one share of common stock. Accordingly, the foregoing ownership of Voting Stock does not violate the Ownership Limitations set forth in the Articles.” As demonstrated above, however, this statement is false as the Taubman Family’s holdings do in fact violate the Ownership Limit of 8.23%.
56.In addition, the Company’s Proxy Statement also claims that the Taubman Family is entitled to an approximately 30% voting interest at the Annual Meeting and that there are “60,685,893 shares of common stock outstanding and 24,954,059 shares of Series B Preferred Stock outstanding and expected to be entitled to vote at the 2017 annual meeting.” The Proxy Statement goes on to state that “Each share of common stock and Series B Preferred Stock is entitled to one vote on each matter voted upon at the annual meeting.” The Company has repeated similar statements in its solicitation materials and communications with shareholders, repeatedly asserting that the Taubman Family is entitled to an approximately 30 percent voting interest in TCO. Such statements are materially false and misleading because they ignore the provisions of the Charter which prohibit the Taubman Family from owning in excess of 8.23 percent of the value of the Company’s outstanding Capital Stock and which require that the excess shares be sold and cannot be voted at the annual meeting.

COUNT I

(VIOLATION OF SECTION 14(A) OF THE EXCHANGE ACT)
57.Plaintiff repeats and realleges the allegations of Paragraphs 1-56 as if fully set forth herein.
58.In disseminating the false and misleading Proxy Statement described herein, Defendants made untrue statements of material facts and omitted to state material facts necessary to make the statements that were made therein not misleading in violation of Section 14(a) of the Exchange Act and SEC Rule 14a-9 promulgated thereunder.
59.A reasonable stockholder would consider the false and misleading statements and omissions important in deciding how to vote in this contested director election particularly here, where one of the directors up for re-election at the Annual Meeting is Defendant Robert Taubman. The omissions and misstatements significantly alter the “total mix” of information made available to TCO’s stockholders.
60.While Defendants were at least negligent in filing the Proxy Statement containing these materially false and misleading statements, the fact that they have continued to solicit TCO stockholders based on the Proxy Statement even after being advised of the deficiencies contained therein suggests that their conduct is knowing, willful and wanton.
61.By reason of the foregoing, Defendants have violated Section 14(a) of the Exchange Act and SEC Rule 14a-9(a) promulgated thereunder.
62.Plaintiff has no adequate remedy at law and the investing public will be irreparably harmed in the absence of the declaratory and equitable relief as prayed for herein. Injunctive relief also is appropriate to deter Defendants from continuing their misconduct.
COUNT II
BREACH OF CONTRACT
63.Plaintiff incorporates by reference the allegations contained in paragraphs 1 through 62 of the Complaint, as if fully set forth herein.
64.TCO’s Charter is a contract among and between TCO and its shareholders.

65.Plaintiff is a shareholder of TCO Common Stock.
66.TCO breached the Charter by permitting the Taubman Family to own in excess of 8.23 percent of the value of the Company’s outstanding Capital Stock, as expressly prohibited by the Charter.
67.As shareholders of TCO, the Taubman Family is subject to the terms of the Charter and, as transferees of shares of TCO stock in excess of 8.23 percent of the value of the Company’s outstanding Capital Stock, are required to divest those Excess Shares pursuant to Article III of the Charter.
68.Plaintiff has been injured by TCO’s breach because (i) such breach has allowed the Taubman Family to continue to dominate the Board to the detriment of TCO’s shareholders, (ii) the improper voting of Excess Shares may result in the election of defendants Robert Taubman and Myron E. Ullman, III rather than the Land & Buildings Nominees.
COUNT III
DECLARATORY JUDGMENT
69.Plaintiff incorporates by reference the allegations contained in paragraphs 1 through 68 of the Complaint, as if fully set forth herein.
70.An actual and justiciable controversy exists between the parties.
71.Adjudication of the dispute is within the Court’s jurisdiction.
72.A present adjudication of the controversy is necessary to guide the Plaintiff’s future conduct and preserve legal rights.
73.Plaintiff is entitled to a declaration of its rights including that the Taubman Family violated TCO’s Charter by exceeding the 8.23 percent Ownership Limit through their ownership of Series B preferred shares, that the Taubman Family may not vote any shares of Capital Stock in excess of the Ownership Limit, and that TCO may not accept votes from the Taubman Family for shares of Capital Stock in excess of the Ownership Limit.

RELIEF

1)
Adjudging and declaring that Defendants have violated Section 14(a) of the Exchange Act and the rules and regulations promulgated by the SEC thereunder due to their failure to file accurate and complete disclosures in violation of the Exchange Act;

2)
Preliminarily and permanently enjoining Defendants, their servants, employees, agents and attorneys, and all persons acting for them or on their behalf or in concert or participation with them, from directly or indirectly: (i) violating Sections 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (ii) engaging in any further activities with respect to their shares of TCO voting stock until they have made adequate corrective disclosures as required by the Exchange Act; and (iii) awarding appropriate remedial relief in the event that Defendants have already voted any proxies obtained in violation of the Exchange Act;

3)	Declaring that the Taubman Family violated TCO’s Charter by exceeding the 8.23 percent Ownership Limit;

4)	Enjoining the Taubman Family from voting more than 8.23 percent of TCO’s outstanding Capital Stock in the upcoming Board election, as well as any other future shareholder votes;

5)	Enjoining the Company including through the inspector of elections for the Annual Meeting from accepting voting from the Taubman Family in excess of 8.23 percent;

6)
Enforcing the Charter and Section 14(a) of the Exchange Act by, inter alia, reducing the Taubman Family’s holdings to 8.23 percent of the value of the TCO’s Capital Stock to prevent it from retaining Capital Stock in violation of TCO’s Ownership Limit; and

7)
In the event the Taubman Family votes all of its shares of Capital Stock at the Annual Meeting, declaring its vote of Excess Shares to be void and setting aside the results of the election and/or in the event that the Land & Buildings Nominees would have been elected but for the voting of the Excess Shares, seating the Land & Buildings Nominees.

8)	Granting such other and further relief as the Court deems just and proper.

Respectfully submitted,
Attorneys for Plaintiff Land and
Buildings Investment Management, LLC
Dated: May 17, 2017

By:	/s/ Edward H. Pappas
Edward H. Pappas (P23224)
Daniel D. Quick (P48109)
DICKINSON WRIGHT PLLC
2600 W. Big Beaver Rd.
Suite 300
Troy, MI 48084
(248) 433-7200
OLSHAN FROME WOLOSKY LLP
Thomas J. Fleming
Attorneys for Plaintiff
1325 Avenue of the Americas
New York, New York 10019
(212) 451-2300